EXHIBIT 10.1
                                                                    ------------





                           PURCHASE AND SALE AGREEMENT

                                       for

                             REEF MARKETING, L.L.C.

                                     - and -

                           REEF INTERNATIONAL, L.L.C.
                                (jointly, "Reef")


                                 by and between


                         TIDELANDS OIL & GAS CORPORATION
                                   ("Seller")


                                     - and -


                            IMPACT INTERNATIONAL, LLC
                                   ("Impact")

                                     - and -

                             COAHUILA PIPELINE, LLC
                                  ("Coahuila")

                                (jointly "Buyer")



                              Dated: April 16, 2003

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (the "Agreement") is dated and effective this ____ day of April, 2003, at 7:59 a.m., Central Daylight Savings Time (the "Effective Time"), by and among TIDELANDS OIL & GAS CORPORATION, a Nevada corporation, 13330 Leopard, Suite 26, Corpus Christi, Texas 78410, herein called "Seller," IMPACT INTERNATIONAL, LLC, an Oklahoma limited liability company, 601 South Boulder, Suite 700, Tulsa, Oklahoma 74119 ("Impact"), and COAHUILA PIPELINE, LLC, an Oklahoma limited liability company, 601 South Boulder, Suite 700, Tulsa, Oklahoma 74119 ("Coahuila"), herein jointly called "Buyer."

                                    RECITALS:

         A. Immediately prior to the Effective Time, Seller owned 100% of Reef International, L.L.C. ("Reef International") and Reef Marketing, L.L.C. ("Reef Marketing"), herein jointly called "Reef."

         B. Reef Marketing is a party to (i) that Memorandum of Understanding with Compania Nacional de Gas, S.A. de C.V. ("Conagas") and Gas Servicios del Norte de Mexico, S. de R.L. de C.V. ("Gas Servicios"), a copy of which is attached hereto as Exhibit A-1, (ii) that Gas Purchase and Sales Agreement, wherein Reef Marketing is seller, and Gas Servicios is buyer, a copy of which is attached hereto as Exhibit A-2, and (iii) that Gas Purchase Agreement with The Exploration Company, wherein Reef Marketing is purchaser and The Exploration Company is seller, a copy of which is attached hereto as Exhibit A-3 (collectively, the "Gas Contracts").

         C. Reef International is the holder of (i) certain licenses and permits issued by various federal and state governmental authorities within the United States of America and the State of Texas, as more particularly set forth in Exhibit B-1, respecting both the Gas Project and Liquids Project, as hereinafter defined (collectively, the "U.S. Permits"), and (ii) certain licenses and permits issued by various governmental authorities within the country of Mexico and respecting the Gas Project, as hereinafter defined, as more particularly set forth in Exhibit B-2 (collectively, the "Mexico Permits"). For purposes hereof, the U.S. Permits and Mexico Permits shall sometimes be jointly called the "Permits."

         D. Buyer and Seller intend to jointly pursue, develop, construct, and operate an international pipeline crossing from Eagle Pass, Texas, to Piedras Negras, Mexico, consisting of (i) a twelve-inch pipeline for transporting natural gas (the "Gas Project"), and (ii) a six-inch pipeline for transporting a 90% propane/10% butane mixture, together with loading, unloading and storage facilities (the "Liquids Project"). For the purposes of this Agreement, the Gas Project and Liquids Project shall sometimes be jointly called the "Project."

         E. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, an undivided 75% membership interest in Reef, subject to the terms and provisions of this Agreement.

         F. Effective immediately following the sale contemplated in the Agreement, Buyer and Seller intend (i) to form Reef Ventures, L.P., a Texas limited partnership ("Reef Ventures") by executing an Agreement of Limited Partnership executed on even date herewith, (ii) to contribute their respective membership interests in Reef to Reef Ventures, and (iii) to use Reef Ventures as the vehicle for pursuing and completing the Project.

                              W I T N E S S E T H:

1. Interest to be Purchased and Sold. Buyer agrees to purchase and Seller agrees to sell, for the consideration hereinafter set forth and subject to the terms and provisions herein contained, all right, title and interest of Seller in and to an undivided 75% membership interest in both Reef Marketing and Reef International (the "Sold Interest"), to be shared by Impact and Coahuila in the proportions 99% and 1%, respectively.

2.       Purchase Price.

         (a) The purchase price for the Sold Interest shall be One Million Nine Hundred Sixty-Thousand Eight Hundred Sixty-Seven and 23/100 Dollars ($1,960,867.23) (such amount being herein called the "Purchase Price"). The Purchase Price shall be paid at Closing as provided in subparagraphs (b) through (d) below.

         (b) At Closing, Impact shall pay or cause to be paid ninety-nine percent (99%) or One Million Nine Hundred Forty-One Thousand Two Hundred Fifty-Eight and 56/100 Dollars ($1,941,258.56) of the Purchase Price, in cash or certified funds, to Seller pursuant to the Closing Statement, as defined in subparagraph
                  (d) below.

         (c) At Closing, Coahuila shall pay or cause to be paid one percent (1%), or Nineteen Thousand Six Hundred Eight and 67/100 Dollars ($19,608.67) of the Purchase Price, in cash or certified funds, to Seller pursuant to the Closing Statement, as defined in subparagraph (d) below.

         (d) The parties intend that all creditors of Reef and certain creditors of Tidelands will be paid at Closing from the Purchase Price. All such creditors to be paid at Closing, the dollar amounts owed to each and wire instructions for direct payment to each are set forth in Exhibit C hereto. At Closing, the parties will sign a closing statement (the "Closing
                  Statement") prepared by Buyer and delivered to Seller not later than two (2) business days prior to Closing, and approved by Seller not later than one (1) business day prior to Closing, which statement will (i) provide for Buyer's direct payment of portions of the Purchase Price to the third parties and in the amounts set forth in Exhibit C, and (ii) provide for the balance of the Purchase Price to be paid to Seller pursuant to wire instructions provided to Buyer not later than three (3) business days prior to Closing.


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

3.       Representations of Seller.

         (a) Representations. Seller hereby represents and warrants to Buyer that:

                  (i) Organization and Qualifications. Seller is a corporation duly incorporated and in good standing under the laws and jurisdiction of the State of Nevada, and is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement. Reef Marketing is a limited liability company formed under the laws of the State of Texas and is duly qualified to do business and in good standing in the State of Texas. Reef International is a limited liability company formed under the laws of the State of Texas and is duly qualified to do business and in good standing in the State of Texas.

                  (ii) Due Authorization. Seller has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performing its obligations hereunder.

                  (iii) Approvals. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which Seller or Reef is a party, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or Reef.

                  (iv) Valid, Binding and Enforceable. This Agreement constitutes (and the Assignment provided for herein to be delivered at Closing will, when executed and delivered, constitute) the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

                  (v) Litigation. Except as disclosed on the disclosure schedule attached hereto as Exhibit D (the "Disclosure Schedule"), there are no pending suits, actions, or other proceedings (including arbitration proceedings) in which Seller and Reef, or either of them, are a party (or, to Seller's knowledge, which have been threatened to be instituted against Seller and/or Reef) which affect Seller and/or Reef in any material respect or affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (vi) Financial Statements. Exhibit E sets forth the consolidated, unaudited balance sheets of Seller and Reef as of December 31, 2002, and the related statements of income and retained earnings, together with the notes thereto (collectively, the "Financial Statements"). The December 31, 2002 balance sheet is


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

                           hereinafter referred to as the "Balance Sheet." The Financial Statements, together with all other financial statements of Seller and/or Reef delivered by Seller to Buyer, are correct and complete in all material respects and fairly present the consolidated financial position, results of operations and stockholders' equity of Seller and/or Reef as of the dates and for the periods indicated. The Financial Statements delivered to Buyer were prepared in a manner consistent with generally accepted accounting principles consistently applied.

                  (vii) Absence of Undisclosed Liabilities. As of the Closing Date, Seller and Reef will not have any liabilities or obligations, secured or unsecured, accrued or contingent, known or unknown, except for the lawsuit set forth in the Disclosure Schedule and except as and to the extent reflected or reserved against in the most recent of the Financial Statements or as disclosed in this Agreement and the Exhibits hereto; and, Seller does not know of any valid basis for the assertion against them of any such liability or obligation.

                  (viii) Interim Operations. Since the date of the Financial Statements, the business of Seller and Reef has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Balance Sheet, there have not been, to the best of Seller's information and belief, any material adverse changes in the financial condition, assets or results of operations of either Seller or Reef. Seller and Reef are not aware of any circumstances unique to them which may cause either of them to suffer any material adverse change in their respective businesses and operations.

                  (ix)     Permits.

                           (a) The Permits (i) constitute all material licenses, permits and governmental authorizations necessary to construct, implement, own, operate, manage and maintain the Gas Project, and (ii) are in full force and effect.

                           (b) The Permits (i) constitute all material licenses, permits, and governmental authorizations from the United States and State of Texas necessary to construct, implement, own, operate, manage, and maintain the Liquids Project, and (ii) are in full force and effect.

                           (c) Reef International is in full compliance with all terms and conditions of the Permits, the failure with which to comply would have a materially adverse effect on
                                    (i)    Reef    International,     as    Reef
                                    International is currently operated, or (ii)
                                    the Project.  Seller and Reef International,
                                    or either  of them,  have not  received  any
                                    notice of any past, present or future events
                                    or  conditions   which  may  interfere  with
                                    continued compliance with the Permits.


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

                  (x)      Taxes.

                           (a) Company and Reef have duly filed all tax reports and returns required to be filed and have duly paid all taxes and other charges due or claimed to be due by federal, state, local or foreign taxing authorities.

                           (b) The reserves for taxes reflected in the Balance Sheet, if any, are reasonably believed by Seller to be adequate and there are no tax liens upon Reef, or any of its assets, except liens for current taxes not yet due.

                           (c)      No issue  has been  raised  by the  Internal
                                    Revenue   Service   (the   "IRS")   in   any
                                    examination of Reef's or Seller's federal income tax returns which reasonably could be expected to result in a proposed deficiency for any period not so examined by the IRS. Furthermore, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against Reef or Seller with respect to the periods which have not been audited by the IRS.

                  (xi) Liens and Encumbrances. The assets of Reef are free and clear of all liens and encumbrances. Further, there are no claims, pending liabilities or contingent liabilities against Reef or Seller not set forth on the Disclosure Schedule which could adversely affect the Properties and/or Sold Interest from and after the Effective Time.

                  (xii) Bankruptcy. Seller and Reef or either of them have not:

                           (a) made a general assignment of the benefit of creditors;

                           (b) filed any voluntary petition for bankruptcy or suffered the filing of any involuntary petition by creditors;

                           (c) suffered the appointment of a receiver to take possession of all or substantially of their assets;

                           (d) suffered the attachment or other judicial seizure of all or substantially all of their assets;

                           (e) made an offer of settlement, extension or composition to its creditors;



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

                           (f) failed to pay debts or other obligations of Reef as the same come due, except for those creditors and amounts set forth on Exhibit C which will be paid from the Purchase Price at Closing; or

                           (g) failed to pay debts or other obligations of Seller as the same come due, except for (i) those creditors and amounts set forth on Exhibit C which will be paid from the Purchase Price at Closing; and (ii) those creditors of Reef who are owed monies allocable to the calendar year 2003, which creditors and amounts are set forth on Exhibit F hereto and will be paid by Buyer, on behalf of Reef Ventures.

                  (xiii) Employment Liabilities. The Sold Interest can be transferred to Buyer at Closing free and clear of any employment contract attendant to the operation and maintenance of Reef.

                  (xiv) Gas Contracts. The Gas Contracts are in full force and effect and constitute all contracts necessary to meet gas purchase and delivery commitments contemplated in the Gas Project.

                  (xv) Contracts for Liquids Project. As of the Effective Time, neither Seller nor Reef has entered into any contractual agreements with third parties, other than Blackrock Capital Corporation, whereby third parties would have the right to participate in the Liquids Project. Further, neither Seller nor Reef has entered any marketing agreement, transportation agreement or other contractual arrangement respecting the Liquids Project as of the Effective Time.

                  (xvi) Violations of Law. Reef is not in violation of any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau, or other authority (domestic or foreign) which would adversely affect the Project, and no material expenditures are, or based on present requirements will be, required of Reef in order for it to comply or remain in compliance with any such laws, statutes, rules, regulations, orders, judgments, writs, injunctions or decrees. Seller and Reef have not received any notification of any asserted present or past failure by Reef to comply with any such law, rule, regulation or other requirements.

                  (xvii) Default. Neither Seller nor Reef is in default under any obligation, contract, plan or arrangement, which default or defaults would, singly or in the aggregate, have a material adverse effect upon the Sold Interest or Project subsequent to the Effective Time.


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

                  (xviii) Reef Payables. Upon payment at Closing to Reef's creditors identified in Exhibits C and F of the amounts set forth therein, 100% of all debts, payables and other obligations of Reef as of the Effective Time shall have been paid in full.

         (b)      Survival.   The   representations  and  warranties  of  Seller
                  contained in Section 3(a) above shall survive Closing for a period of four years.

4.       Representations of Buyer.

         (a)      Buyer hereby represents and warrants to Seller that:

                  (i) Organization and Qualification. (a) Impact is a limited liability company duly formed and validity existing under the law and jurisdiction of Oklahoma, and (b) Coahuila is a limited liability company duly formed and validly existing under the laws and jurisdiction of Oklahoma.

                  (ii) Due Authorization. Buyer has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

                  (iii) Approvals. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which Buyer is a party or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

                  (iv)     Valid,   Binding  and  Enforceable.   This  Agreement
                           constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

                  (v) Litigation. There are no pending suits, actions, or other proceedings in which Buyer is a party (or, to Buyer's knowledge, which have been threatened to be instituted against Buyer) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (b)      Survival.   The   representations   and  warranties  of  Buyer
                  contained in Section 4(a) above shall survive Closing for a period of four years.

6. Closing. The closing (herein called the "Closing") of the transaction contemplated hereby shall take place in the offices of Seller's counsel, Pray, Walker, Jackman, Williamson & Marlar, 100 West 5th Street, Suite 900, Tulsa, Oklahoma 74103, on or before April 16, 2003 at 8:00 a.m. Central Daylight Savings Time, or at such other location, date and time as the Buyer and Seller may mutually agree upon (such location, date and time, as changed pursuant to mutual agreement of the parties, being herein called the "Closing Date"). At the Closing:


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         (a)      Delivery of Assignment.  Seller shall execute, acknowledge and deliver to Buyer an assignment of the Sold Interest (the "Assignment"), in the form attached hereto as Exhibit G.

         (b) Payment to Seller. Buyer shall deliver to the Seller and the third-party creditors of Seller and Reef identified in Exhibit C, by wire transfer of immediately available funds to accounts (designated by Seller and such third parties) in banks located in the United States, an amount equal to the Purchase Price.

         (c) Non-Foreign Status Affidavit. If Buyer so requests, Seller will execute and deliver to Buyer an affidavit or other certification (as permitted by such code) that Seller is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., that Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder).

         (d) Corporate Resolutions. Buyer and Seller shall deliver to the other Secretary's Certificates, with board resolutions attached, approving the transaction contemplated in this Agreement and under the Agreement of Limited Partnership for Reef Ventures, and authorizing their respective officers to execute the contracts, assignments and other documents in connection therewith.

7.       Indemnifications.

         (a) Indemnification by Seller. Seller shall and does hereby indemnify, defend and hold harmless Reef and Buyer, their respective subsidiary companies, partners and other affiliates, and their respective officers, directors, employees, attorneys, contractors and agents (hereinafter collectively referred to as the "Buyer Group"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by the Buyer Group, directly or indirectly, by reason of or resulting from (i) any breach by Seller of Seller's representations, warranties, covenants or agreements contained in this Agreement (collectively, "Buyer Claims"), to the extent and only to the extent that such Buyer Claims arise and are communicated in writing to Seller prior to the expiration of the four-year anniversary of the Closing Date, and (ii) any claim which relates to, arises from or is associated with Reef and/or the Project for periods prior to the Effective Time, to the extent and only to the extent that such claim arises and is communicated in writing to Seller prior to the four-year anniversary of the Closing Date.


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

         (b) Indemnification by Buyer. Buyer shall and does hereby indemnify, defend and hold harmless Reef and Seller, and their respective subsidiary companies, partners and other affiliates, and their respective officers, directors, employees, attorneys, contractors and agents (hereinafter collectively referred to as the "Seller Group"), from and against any and all Damages asserted against, resulting to, imposed upon or incurred by the Seller Group, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement (collectively, "Seller Claims"), to the extent and only to the extent that such Seller Claims arise and are communicated in writing to Buyer prior to the four-year anniversary of the Closing Date.

         (c) Limitation on Liability. The indemnification obligations of the parties hereto pursuant to this Section 7 shall be subject to the following limitations:

                  (i) The amount of Damages required to be paid by any party to indemnify any other party pursuant to this
                           Section 7(c) as a result of any Seller Claim or any Buyer Claim shall be reduced to the extent of any amounts actually received by such other party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such claim.

                  (ii) The indemnification obligations of the parties pursuant to this Agreement shall be limited to actual Damages and shall not, except in the case of a willful breach of this Agreement, include incidental, consequential, indirect, punitive, or exemplary Damages, provided that any incidental, consequential, indirect, punitive, or exemplary Damages recovered by a third party (including any governmental entities) against a person entitled to indemnity pursuant to this Section 7(c) shall be included in the Damages recoverable under such indemnity.

         (d) Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 7(a) or 7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof. The failure so to notify the indemnifying party shall relieve it of any liability that it may have to any indemnified party with respect to such action. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party.



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

8. No Commissions Owed. Seller agrees to indemnify and hold harmless Buyer and Reef (and their affiliates, and their respective officers, directors, employees, attorneys, contractors and agents of Buyer, Reef and such affiliates) from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller and/or Reef with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold harmless Seller and Reef (and their affiliates, and the respective officers, directors, employees, attorneys, contractors and agents of Seller, Reef and such affiliates) from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

9. Notices. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by fax (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

         If to Seller:              Tidelands Oil & Gas Corporation
                                    13330 Leopard, Suite 26
                                    Corpus Christi, Texas  78410
                                    Attn:  Michael R. Ward
                                    Fax:   (361) 241-5292

         If to Buyer:               Impact International, LLC
                                    601 South Boulder, Suite 700
                                    Tulsa, Oklahoma  74119
                                    Attn:  Don Jacobsen
                                    Fax:  (918) 587-0076

                                    Coahuila Pipeline, LLC
                                    601 South Boulder, Suite 700
                                    Tulsa, Oklahoma  74119
                                    Attn:  Don Jacobsen
                                    Fax:  (918) 587-0076

         Such notices and other communications will be considered as properly made, given or served as follows: (i) if delivered in person, on the date of the personal delivery; (ii) if sent by certified mail, on the date which is five (5) business days after deposit of the same in the United States mail, postage prepaid, addressed as set forth herein and certified with return receipt requested; (iii) if sent by overnight


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

         courier, on the business day next following delivery of same to the courier service, addressed as set forth herein; or (iv) if sent by facsimile, on the date the facsimile is transmitted to the recipient, as evidenced by the sender's confirmation. Either party may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

9.       Miscellaneous Matters.

         (a) Further Assurances. Seller agrees that, after the Closing, it shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, and other documents, and do such other and further acts and things, as may be reasonably necessary to
                  (i) more fully and effectively grant, convey and assign the Sold Interest to Buyer, and (ii) cure or otherwise remedy any inaccuracy in Seller's representations and warranties under this Agreement, discovered by Buyer after Closing and materially affecting the Project.

         (b) Parties Bear Own Expenses. Each party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement.

         (c) Entire Agreement. This Agreement (together with the exhibits hereto) contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter.

         (d) Amendments, Waivers. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

         (e) Choice of Law. Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of Oklahoma applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state or country in which a portion of the properties comprising the Project is located necessarily governs, the law of such state or country shall apply as to that portion of the property located in (or otherwise subject to the laws of ) such state or country.

         (f)      Successors and Assigns.  The Agreement shall be binding on and
                  inure  to  the  benefit  of  the  parties   hereto  and  their
                  respective successors and assigns.



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

         (g) Counterpart Execution. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

         (h) Venue. This Agreement has been entered into in the county in Oklahoma where Buyer's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Oklahoma, County of Tulsa, shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where Seller's address for notice purposes is located.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                                         "SELLER"

                                                 TIDELANDS OIL & GAS
                                                 CORPORATION


                                                 By:____________________________
                                                     Michael R. Ward, President



                                                          "BUYER"

                                                 IMPACT INTERNATIONAL, LLC
                                                 by its Managing Member,
                                                 Impact Energy Services, LLC


                                                 By:____________________________
                                                       Don Jacobsen, Manager


                                                 COAHUILA PIPELINE, LLC
                                                 by its Sole Member,
                                                 Impact Energy Services, LLC


                                                 By:____________________________
                                                       Don Jacobsen, Manager






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